Exhibit 99.3

Guidance Software Acquisition

FAQs

Thank you for your patience during this process. We understand your desire for more information. While we are not able to answer every question at this time, we will attempt to answer as many and as frequently as we can.  As always, we are committed to transparency and communication during the process. For now, it’s very important that we all remain focused on our developing market-leading technologies and supporting our customers.

OVERVIEW

Q:                               What did we announce?

A:                                On July 26, 2017, Guidance Software announced we entered into a definitive agreement to be acquired by OpenText (TSE/NASDAQ: OTEX), a global leader in Enterprise Information Management.

Q:                               Who is OpenText?

A:                                With 25 years of innovation in the software industry, OpenText is a global leader in Enterprise Information Management, including a market-leading eDiscovery and information analytics suite via its recent acquisition of Recommind.  With $1.9B in annualized F16 revenue, they have acquired and built industry-leading technologies and services that help companies manage information to improve productivity, competitiveness and customer experiences.

OpenText is headquartered in Canada with over 12,000 employees in 130 offices globally, including North America and EMEA.  OpenText has a large, global installed base of over 10,000 customers spanning 80% of the Fortune 500 and over 1,200 partners.

Q:                               What is OpenText offering?

A:                                OpenText’s business value spans across its combination of products, services and integration capabilities to provide horizontal and vertical solutions to meet the specific needs that customers face in the new digital world. OpenText has over 100 applications, products and solutions organized in 6 product pillars: Discovery, Analytics, Content, Process, Business Network and Experience.

Q:                               How do Guidance and OpenText fit together?

A:                                The acquisition of Guidance is expected to complement the OpenText Discovery portfolio of software and services that provide search, extraction, classification, review and analysis of information, and to broaden OpenText Discovery capabilities through the addition of digital investigation, forensic security, and data risk management solutions.

Q:                               What do I tell my customers, suppliers and partners?

A:                                Although we have publicly announced that we have entered into a definitive agreement to be acquired by OpenText, the transaction has not closed and we must avoid engaging in any speculation with our customers, partners and other third parties about the status of the transaction process or related financing activities, our pre-integration planning activities, or how our business may be operated after closing.

The transaction will proceed by way of tender offer and is anticipated to close third quarter of 2017, and is subject to customary closing conditions. Until this time, it is business as usual. Both OpenText and Guidance, and their respective businesses, will continue operating separately. More information, including additional financial and operating details, will be shared upon the closing of the transaction.

Q:                               Does the announcement have any immediate impact on my job?

A:                                No.  Guidance Software and OpenText will continue to operate as separate, independent entities prior to the closing of the transaction, and Guidance Software will continue its normal business activities. You will continue reporting to your current manager and your compensation and job responsibilities will remain unchanged prior to the closing of the transaction.

Q:                               What happens next?

A:                                The transaction will proceed by way of tender offer and is anticipated to close in the third quarter of 2017, and is subject to customary closing conditions.  Until this time, it is business as usual. Both OpenText and Guidance, and their respective businesses, will continue operating separately. More information, including additional operating details will be shared upon the closing of the transaction.

Q.                                Will my employment continue with OpenText?

A:                                After the closing of the transaction, OpenText will take time to evaluate the organization and make decisions on the appropriate future structure. We will communicate new information when it becomes available, and will provide answers to questions as soon as possible once decisions are made.

Q:                               Do I need to still re-enroll in our 2017-2018 benefits?

A:                                Yes.  Our benefit plan year begins in September.  Unfortunately, we do not have an exact date, so in order to remain covered with the appropriate insurance, you must re-enroll in Guidance benefits by August 28, 2017.

Q:                               What happens if I voluntarily resign prior to the closing of the transaction?

A:                                If you voluntarily terminate your employment at any time prior to the closing of the transaction, you will not be entitled to any severance pay or benefits and your unvested equity awards will terminate.

Q:                               Does the announcement mean that a “Change in Control” has occurred for purposes of our equity plans?

A:                                No.  For purposes of our equity plans, a “change in control” has not occurred as a result of the announcement, however, a “change in control” will occur when the transaction closes.  Immediately prior to the closing of the transaction, each outstanding restricted stock award and each outstanding, unexpired and unexercised stock option granted under our equity plans that is vested and exercisable (as applicable) or that, by the terms of the applicable equity plan or award agreement, would automatically become vested and exercisable (as applicable) as a result of the transaction will be cancelled, and the holder of the restricted stock award or the stock option (as applicable) will be entitled to receive the merger consideration (in excess over the exercise price in the case of a stock option) (subject to any applicable withholding taxes and without interest).

Q:                               Does this announcement mean I am eligible for a severance and/or a retention package?

A:

No.  Guidance will continue its normal business activities until the closing of transaction.  We will communicate new information when it becomes available, and will provide answers to questions as soon as possible once decisions are made.

Q:                               What if I’m contacted by the media?

A:                                It is important that we manage inquiries carefully and in a consistent way. Any inquiries from the media, analysts, or other outsiders should be directed to Lori Chavez, VP, Corporate Marketing.

Q:                               If I have additional questions, who can I ask?

A:                                We encourage you to speak with your manager of any member of the senior leadership team.  For any benefit-related questions, please contact a member of the HR team, or send an email to human.resources@guid.com.

Notice to Investors

The tender offer for all of the outstanding shares of common stock of the Company (the “Offer”)  has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Open Text Corporation (“OpenText”) and Galileo Acquisition Sub Inc. (“Purchaser”) intend to file with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the Offer and the merger of Purchaser with and into the Company, with the Company surviving as a wholly-owned subsidiary of OpenText (the “Merger”), free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the Offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.guidancesoftware.com, and any such documents filed with or furnished to the SEC by OpenText at www.opentext.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

The statements included in this communication that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of shares of Company common stock tendered in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the Offer materials to be filed by OpenText and Purchaser and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.